Exhibit 99.1

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.	Page 1 of 13

Contact:	Media Contact:
Andrew W. Hobson	Stephanie Pillersdorf /Brooke Morganstein
Univision Communications Inc.	Sard Verbinnen & Co
201-287-4306	212-687-8080

UNIVISION ANNOUNCES 2008 SECOND QUARTER RESULTS

NEW YORK, NY, August 8, 2008 – Univision Communications Inc., the leading Spanish-language media company in the United States, today announced financial results for the second quarter and six months ended June 30, 2008. For the 2008 second quarter, net revenue declined 4.3% to $533.1 million from $557.3 million in 2007 and operating income before depreciation and amortization1 decreased 10.9% to $219.9 million in 2008 from $246.8 million in 2007. Excluding major soccer tournaments2 and political advertising, second quarter net revenue increased 0.4% and adjusted operating income before depreciation and amortization decreased 4.0%. For the six months ended June 30, 2008, net revenue increased 0.1% to $991.9 million in 2008 from $990.9 million in 2007 and operating income before depreciation and amortization decreased 5.8% to $370.8 million in 2008 from $393.5 million in 2007. Excluding major soccer tournaments and political advertising, net revenue for the first half of 2008 increased 2.2% and adjusted operating income before depreciation and amortization decreased 2.8%. The company has completed the sale of its music recording and publishing business and has reported it as well as certain non-core assets as discontinued operations for all periods presented and has not included them in the above results.

Joe Uva, Chief Executive Officer, said, “Univision’s Television and Radio divisions continued to outperform their industries in the quarter and results for the first six months of 2008 have kept pace with last year’s comparable six-month period, despite challenging economic conditions. We continue to leverage all of our assets to integrate our multiple platforms and provide innovative solutions to our customers. Going forward, we are focused on tapping into the full potential of the Univision brand, which is #1 among Hispanics, and leveraging our deep relationship with our audience to develop new revenue streams and grow the business while keeping costs down.”

Uva continued, “During the quarter, the Univision Network improved its position to rank as the #3 network in primetime with a young adult audience (18-34) larger than NBC, CBS and the CW for the entire quarter. We believe we are no longer seeing isolated peaks, but rather a paradigm shift. Throughout the entire quarter, our flagship KMEX Los Angeles station was the #1 station among the top 10 largest markets in the country, regardless of language. Univision Radio stations also claimed the #1 spot in nearly half of its 14 markets among all Adults 25-54, while Univision Online maintained its #1 position for the seventh consecutive year.”

[1]

Operating income before depreciation and amortization (“OIBDA”) is presented on an adjusted basis consistent with the definitions in our Bank Credit Agreement. See pages 6 through 9 for a reconciliation of non-GAAP (Generally Accepted Accounting principles) terms and adjusted measures to the most directly comparable GAAP financial measure.

[2]	Copa America and Copa Oro

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.	Page 2 of 13

The following tables set forth the Company’s unaudited financial performance for the three and six months ended June 30, 2008 by segment:

	Three Months Ended June 30,
	Net Revenue		Adjusted Operating Income (Loss) Before Depreciation and Amortization[3]
Unaudited In millions	2008	2007	2008	2007
Television	$411.0	$433.5	$169.5	$192.7
Radio	111.9	112.3	48.2	50.1
Internet	10.2	11.5	2.2	4.0

Consolidated	$533.1	$557.3	$219.9	$246.8

	Six Months Ended June 30,[4]
	Net Revenue		Adjusted Operating Income (Loss) Before Depreciation and Amortization[3]
Unaudited In millions	2008	2007	2008	2007
Television	$776.2	$774.4	$299.1	$312.1
Radio	197.7	195.6	70.2	76.3
Internet	18.0	20.9	1.5	5.1

Consolidated	$991.9	$990.9	$370.8	$393.5

[3]

OIBDA is presented on an adjusted basis consistent with the definitions in our Bank Credit Agreement. See pages 6 through 9 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and adjusted measures to the most directly comparable GAAP financial measure.

[4]

The Company’s combined results for the six months ended June 30, 2007 represent the sum of the amount for the three months ended March 31, 2007 and the three months ended June 30, 2007, which is a combination of two basis of accounting.

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.	Page 3 of 13

TELEVISION HIGHLIGHTS

Univision Network

The following table sets forth the total primetime audience and ranking of the country’s leading broadcast and cable television networks for the second quarter 2008, as measured by Nielsen’s National Television Index (NTI):

Total U.S. Primetime Network Audience

2nd Quarter 2008

Rank*	Network	Adult 18-34 Avg. Audience (000)	Adult 18-49 Avg. Audience (000)
1	FOX	1,833	4,052
2	ABC	1,282	3,162
3	UNIVISION	1,166	1,954
4	NBC	1,002	2,557
5	CBS	986	2,978
6	ADSM	702	966
7	TNT	585	1,247
8	CW	583	1,093
9	TBS	566	975
10	USA	542	1,226

Source:	Nielsen Media Research, NTI, 03/31/2008-06/29/2008 Live+SD data.
Primetime	defined as M-Sa 8-11p, Su 7-11p.
*	By Adults 18-34

Univision improved its ranking from the previous quarter among all Adults 18-34 in the second quarter, outdelivering NBC, CBS and the CW to rank as the #3 network in the country during primetime, as measured by Nielsen’s NTI. Among Adults 18-49, Univision maintained its ranking as the #5 network in the country in primetime. The Univision Network beat one or more of the English-language broadcast networks, ABC, CBS, NBC or FOX, on nine out of every 10 nights – or 90% of the nights in the second quarter – among Adults 18-34. In addition, Univision continued its strong Friday night performance among Adults 18-34, ranking as the #1 broadcast network, regardless of language, on every single Friday night during the second quarter 2008. Underscoring Univision’s popularity with young viewers, during the second quarter the Network grew its Adult 18-24 audience 20% in primetime and 11% in total day, compared to the 2007 second quarter.

Locally, during the 2008 second quarter, Univision stations were ranked as the #1 station in any language in primetime in Los Angeles, Houston, Dallas, Phoenix, Fresno and Bakersfield among Adults 18-34 and in Los Angeles, Houston, Fresno and Bakersfield among Adults 18-49. In total day, Univision stations were ranked as the #1 station in any language among both Adults 18-34 and 18-49 in Los Angeles, Houston, Dallas (tie in 18-49), Phoenix, Fresno and Bakersfield. During the second quarter, Univision’s Los Angeles station had more Adult 18-49 viewers in many key dayparts, including primetime, total day, local news and daytime than any other television station across the top 10 largest markets in the country, regardless of language (tied as #1 in May in total day). Additionally, during the month of June, the early evening local newscasts of Univision’s Los Angeles and New York stations averaged more Adults 18-49 than any other early evening local newscast across the top 10 markets in the country in any language.

TeleFutura Network

During the second quarter 2008, TeleFutura grew its audience in virtually all major dayparts including increasing 5% among Adults 18-34 in primetime and 11% among Adults 18-34 in total day, compared to the

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.	Page 4 of 13

second quarter last year. TeleFutura maintained its position as the #2 Spanish-language network, behind only Univision, in early morning, weekday daytime, and weekend daytime among Adults 18-49, Adults 18-34 and Total Viewers 2+. In addition, TeleFutura’s successful primetime movie block “Cine de las Estrellas” delivered double-digit growth among key demographics, including an increase of 37% among Adults 18-34 and 23% among Adults 18-49.

Locally, during the 2008 second quarter, TeleFutura stations outdelivered Telemundo to rank as the #2 Spanish-language stations during primetime among Adults 18-34 in Los Angeles, Chicago, Dallas, Sacramento (tie), Austin (tie) and Tucson (tie), and among Adults 18-49 in Los Angeles, Houston (tie), Chicago, Dallas, Sacramento (tie), Fresno, Austin (tie), Tucson and Bakersfield (tie). In total day, TeleFutura claimed the #2 Spanish-language station ranking among Adults 18-34 in many major markets including the country’s three largest – Los Angeles, New York (tie), and Chicago. TeleFutura stations achieved significant success in the May sweep, with its New York station posting its best May Sweeps history in primetime among Adults 18-49 and in total day among Adults 18-34 and Adults 18-49.

Galavisión Network

Galavisión maintained its ranking as the #1 Spanish-language cable network among U.S. Hispanics during the second quarter, attracting more than double the Adult 18-49 audience of the other individually rated Spanish-language cable networks in total day. Galavisión also saw a notable increase in its primetime audience, growing Adult 18-49 viewership 5% compared to the 2007 second quarter. The Network’s primetime growth was fueled by the success of its comedy programs and Futbol Liga Mexicana broadcasts, both of which saw Adult 18-49 viewership increases of 29%.

RADIO HIGHLIGHTS

In the Arbitron Spring 2008 book, Univision Radio’s outstanding programming and effective cross promotion with Univision’s local television stations resulted in audience share growth and rank improvement among Adults 18-34 and Adults 25-54 in key markets. Univision Radio stations are the #1 stations, regardless of language, in eight of 14 core markets among Adults 18-34 and in six of 14 core markets among Adults 25-54. In Los Angeles, Univision Radio maintained its leadership position with KLVE and KSCA ranking as the #1 and #2 stations in the market, respectively, among all Adults 25-54 (Hispanic and Non-Hispanic). Univision Radio’s New York station cluster posted a notable audience share increase of 50% among Adults 25-54 compared to the Spring 2007 book. In addition to New York, Univision Radio stations in San Francisco, Dallas, San Antonio, San Diego, Austin and Puerto Rico experienced double digit ratings growth among Adults 25-54 compared to Spring 2007.

INTERNET HIGHLIGHTS

Univision Online’s unique visits increased by 6% compared to the second quarter last year. In addition, video streams increased 36% in the quarter compared to a year ago. During the second quarter, Univision Online was named the #1 most-visited Spanish-language website among U.S. Hispanics for the seventh consecutive year, according to a nationwide study conducted by Forrester Research, Inc. Also during the quarter, Univision.com launched a cutting-edge home improvement webshow called “Handyman al Rescate” (Handyman to the Rescue) and “Mis Descubrimientos” (My Discoveries), a first of its kind Spanish-language webshow for new and expectant mothers. In addition, in the second quarter Univision Móvil continued to deliver the industry’s most comprehensive Spanish-language suite of mobile offerings, including in-show wireless integrations, mobile video, SMS and Premium SMS programs, mobile portals, mobile advertising and an extensive downloadable content catalog.

CONFERENCE CALL

Univision will review its quarter-end financial results in a conference call with the investment community on August 8, 2008, at 12 p.m. E.T. To participate in the conference call, please dial (888) 277-7060 fifteen minutes prior to the start of the call. The call transcript will also be available on www.univision.net and the replay will be available beginning at 3:00 p.m. on August 8, 2008, through August 15, 2008. To access the playback, please dial (888) 203-1112 (within U.S.) or (719) 457-0820 (outside U.S.) and enter reservation number 9540594.

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.	Page 5 of 13

ABOUT UNIVISION

Univision Communications Inc. is the premier Spanish-language media company in the United States. Its operations include Univision Network, the most-watched Spanish-language broadcast television network in the U.S. reaching 97% of U.S. Hispanic Households; TeleFutura Network, a general-interest Spanish-language broadcast television network, which was launched in 2002 and now reaches 85% of U.S. Hispanic Households; Galavisión, the country’s leading Spanish-language cable network; Univision Television Group, which owns and operates 63 television stations in major U.S. Hispanic markets and Puerto Rico; Univision Radio, the leading Spanish-language radio group which owns and/or operates 70 radio stations in 16 of the top 25 U.S. Hispanic markets and 5 stations in Puerto Rico; and Univision Online, the premier Spanish-language Internet destination in the U.S. located at http://www.univision.com Univision Communications also has a 50% interest in TuTv, a joint venture formed to broadcast Televisa’s pay television channels in the U.S. Univision Communications has television network operations in Miami and television and radio stations and sales offices in major cities throughout the United States.

For more information, please visit www.univision.net.

Safe Harbor

This document contains forward-looking statements that involve risks and uncertainties, including those relating to the Company’s future success and growth. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include: failure to service our debt; risks associated with cancellations, reductions or postponements of advertising; lack of audience acceptance of our content; our reliance on Televisa for a significant amount of our network programming and our pending litigation with Televisa; the dependence of our programming and music businesses on popular acceptance; geographic concentration of the U.S. Hispanic population; piracy of our programming and other content; our ability to respond to rapid changes in technology; changes in U.S. communications laws or other regulations; our failure to reach agreement with cable operators on acceptable “retransmission consent terms” or new laws or regulations that eliminate or limit the scope of “must carry” rights; vigorous enforcement or enhancement of Federal Communications Commission, or FCC, indecency and other program content rules; our inability to realize the full value of our significant goodwill; our inability to realize anticipated cost savings; our inability to implement and upgrade effectively our accounting and operations support systems; our dependence on the performance of our senior executives; possible strikes or other union job actions; our inability to refinance our bank second-lien asset sale bridge loan if we are unable to sell certain non-core television and radio stations, investments and excess real estate for as much as we anticipated; our inability to recover payments under protest and license fee overcharges; our inability to receive incremental amount of estimated rate increases from a satellite television provider; and unanticipated interruption of our broadcasting for any reason, including natural disasters and acts of terrorism.

Actual results may differ materially due to these risks and uncertainties as well as those described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information contained in this press release.

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.	Page 6 of 13

RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION TO NET LOSS

The Company uses the key indicator of adjusted operating income before depreciation and amortization (“OIBDA”) primarily to evaluate the Company’s operating performance and for planning and forecasting future business operations. OIBDA, which is commonly used as a measure of performance for broadcast companies, is used by investors to measure a company’s ability to service debt and other cash needs, and provides investors the opportunity to evaluate the Company’s performance as it is viewed by management. This indicator is presented on an adjusted basis consistent with the definition in our bank credit agreement to exclude certain expenses as noted below.

OIBDA is not, and should not be used as, an indicator of or alternative to operating income (loss) or net loss as reflected in the consolidated financial statements. It is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Since the definition of OIBDA may vary among companies and industries it should not be used as a measure of performance among companies.

The tables below set forth a reconciliation of OIBDA to operating income for each segment and consolidated net income (loss), which are the most directly comparable GAAP financial measures.

Unaudited	Three Months Ended June 30, 2008
In millions	Consolidated	Television	Radio	Internet
OIBDA	$219.9	$169.5	$48.2	$2.2
Depreciation and amortization	30.7	25.8	2.8	2.1
Share-based compensation expense	1.3	1.3	—	—
Management fee	4.5	4.5	—	—
Merger related expenses	1.0	1.0	—	—
Televisa litigation costs and payments under protest and other license fee overcharges	5.2	5.2	—	—
Restructuring costs	6.1	4.7	1.4	—
Business optimization expenses	3.1	3.1	—	—
Sponsor expenses	0.5	0.5	—	—

Operating income	$167.5	$123.4	$44.0	$0.1

Unaudited In millions	Three Months Ended June 30, 2008
Operating income	$167.5
Other (income) expense:
Interest expense	193.9
Interest income	(5.5)
Loss on investments	78.6
Amortization of deferred financing costs	11.7
Equity income in unconsolidated subsidiaries and other	(0.7)

Loss from continuing operations before income taxes	(110.5)
Benefit for income taxes	(11.2)

Loss from continuing operations	(99.3)
Loss from discontinued operations, net of income taxes	(1.4)

Net loss	$(100.7)

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.	Page 7 of 13

Unaudited	Three Months Ended June 30, 2007
In millions	Consolidated	Television	Radio	Internet
OIBDA	$246.8	$192.7	$50.1	$4.0
Depreciation and amortization	40.5	36.2	2.3	2.0
Shared-based compensation expense	1.4	1.4	—	—
Management fee	5.0	5.0	—	—
Televisa litigation costs and payments under protest and other license fee overcharges	6.6	6.6	—	—
Business optimization expenses	2.1	2.1	—	—
Merger related expenses	4.2	3.6	0.6	—

Operating income	$187.0	$137.8	$47.2	$2.0

Unaudited In millions	Three Months Ended June 30, 2007
Operating income	$187.0
Other (income) expense:
Interest expense	199.5
Interest income	(1.4)
Amortization of deferred financing costs	13.2
Equity income in unconsolidated subsidiaries and other	(1.0)

Loss from continuing operations before income taxes	(23.3)
Benefit for income taxes	(8.0)

Loss from continuing operations	(15.3)
Loss from discontinued operation, net of income taxes	(4.3)

Net loss	$(19.6)

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.	Page 8 of 13

Unaudited	Six Months Ended June 30, 2008
In millions	Consolidated	Television	Radio	Internet
OIBDA	$370.8	$299.1	$70.2	$1.5
Depreciation and amortization	58.8	49.8	4.9	4.1
Merger related expenses	1.5	1.5	—	—
Impairment losses	23.1	1.6	21.5	—
Management fee	7.4	7.4	—	—
Share-based compensation expense	2.9	2.9	—	—
Televisa litigation costs and payments under protest and other license fee overcharges	13.5	13.5	—	—
Restructuring costs	11.7	10.4	1.3	—
Business optimization expenses	5.2	5.2	—	—
Sponsor expenses	1.7	1.7	—	—
Purchase accounting adjustments	0.4	—	0.4	—

Operating income (loss)	$244.6	$205.1	$42.1	$(2.6)

Unaudited In millions	Six Months Ended June 30, 2008
Operating income	$244.6
Other (income) expense:
Interest expense	377.3
Interest income	(7.1)
Loss on investments	95.7
Amortization of deferred financing costs	23.8
Equity income in unconsolidated subsidiaries and other	(1.7)

Loss from continuing operations before income taxes	(243.4)
Benefit for income taxes	(45.0)

Loss from continuing operations	(198.4)
Loss from discontinued operations, net of income taxes	(68.5)

Net loss	$(266.9)

Unaudited In millions	Six Months Ended June 30, 2007[5]
	Consolidated	Television	Radio	Internet
OIBDA	$393.5	$312.1	$76.3	$5.1
Depreciation and amortization	60.2	52.6	5.0	2.6
Merger related expenses	148.4	142.1	6.3	—
Management fee	5.0	5.0	—	—
FCC consent decree	24.0	24.0	—	—
Share-based compensation expense	6.1	5.2	0.8	0.1
Televisa litigation costs and payments under protest and other license fee overcharges	13.2	13.2	—	—
Business optimization expenses	4.7	4.7	—	—

Operating income	$131.9	$65.3	$64.2	$2.4

[5]

The Company’s combined results for the six months ended June 30, 2007 represent the sum of the amount for the three months ended March 31, 2007 and the three months ended June 30, 2007, which is a combination of two basis of accounting.

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.	Page 9 of 13

Unaudited In millions	Six Months Ended June 30, 2007[6]
Operating income	$131.9
Other (income) expense:
Interest expense	218.6
Interest income	(2.7)
Loss on extinguishment of debt	1.6
Amortization of deferred financing costs	13.7
Equity income in unconsolidated subsidiaries and other	(2.1)

Loss from continuing operations before income taxes	(97.2)
Benefit for income taxes	(13.7)

Loss from continuing operations	(83.5)
Loss from discontinued operations, net of income taxes	(3.1)

Net loss	$(86.6)

[6]

The Company’s combined results for the six months ended June 30, 2007 represent the sum of the amount for the three months ended March 31, 2007 and the three months ended June 30, 2007, which is a combination of two basis of accounting.

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.	Page 10 of 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except share and per share data)

	June 30, 2008	December 31, 2007
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$1,042.7	$226.2
Accounts receivable, net	438.5	471.5
Program rights and prepayments	28.7	24.0
Deferred tax assets	22.0	22.0
Prepaid expenses and other	37.6	28.3
Current assets held for sale	24.8	110.8

Total current assets	1,594.3	882.8
Property and equipment, net	618.4	664.1
Intangible assets, net	6,920.7	6,925.9
Goodwill	7,290.3	7,277.2
Deferred financing costs, net	233.4	257.2
Program rights and prepayments	59.9	36.7
Investments	112.9	225.8
Other assets	50.9	34.3
Non-current assets held for sale	82.3	153.9

Total assets	$16,963.1	$16,457.9

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$183.9	$180.9
Income taxes payable	0.2	4.0
Accrued interest	148.9	150.2
Accrued license fees	20.5	23.7
Program rights obligations	14.4	13.9
Current portion of long-term debt and capital lease obligations	639.2	250.8
Current liabilities held for sale	—	64.3

Total current liabilities	1,007.1	687.8
Long-term debt	10,155.7	9,721.4
Capital lease obligations	41.1	43.1
Program rights obligations	11.8	12.1
Deferred tax liabilities	2,064.4	2,138.8
Other long-term liabilities	319.6	226.8

Total liabilities	13,599.7	12,830.0

Stockholder’s equity:
Common stock, $0.01 par value; 100,000 shares authorized in 2008 and 2007; 1,000 shares issued and outstanding in 2008 and 2007	—	—
Additional paid-in-capital	3,978.4	3,975.5
Accumulated deficit	(514.8)	(247.9)
Accumulated other comprehensive loss	(100.2)	(99.7)

Total stockholder’s equity	3,363.4	3,627.9

Total liabilities and stockholder’s equity	$16,963.1	$16,457.9

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.	Page 11 of 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in millions)

	Three Months Ended June 30, 2008	Three Months Ended June 30, 2007
Net revenue	$533.1	$557.3
Direct operating expenses	171.0	170.0
Selling, general and administrative expenses	162.9	155.6
Merger related expenses	1.0	4.2
Depreciation and amortization	30.7	40.5

Operating income	167.5	187.0
Other expense (income):
Interest expense	193.9	199.5
Interest income	(5.5)	(1.4)
Loss on investments	78.6	—
Amortization of deferred financing costs	11.7	13.2
Equity income in unconsolidated subsidiaries and other	(0.7)	(1.0)

Loss from continuing operations before income taxes	(110.5)	(23.3)
Benefit for income taxes	(11.2)	(8.0)

Loss from continuing operations	(99.3)	(15.3)
Loss from discontinued operations, net of income taxes	(1.4)	(4.3)

Net loss	$(100.7)	$(19.6)

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.	Page 12 of 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in millions)

	Successor		Predecessor
	Six Months Ended June 30, 2008	Three Months Ended June 30, 2007	Three Months Ended March 31, 2007
Net revenue	$991.9	$557.3	$433.6
Direct operating expenses	342.8	170.0	159.4
Selling, general and administrative expenses	321.1	155.6	141.4
Merger related expenses	1.5	4.2	144.2
Impairment losses	23.1	—	—
Voluntary contribution per FCC consent decree	—	—	24.0
Depreciation and amortization	58.8	40.5	19.7

Operating income (loss)	244.6	187.0	(55.1)
Other expense (income):
Interest expense	377.3	199.5	19.1
Interest income	(7.1)	(1.4)	(1.3)
Loss on investments	95.7	—	—
Loss on extinguishment of debt	—	—	1.6
Amortization of deferred financing costs	23.8	13.2	0.5
Equity income in unconsolidated subsidiaries and other	(1.7)	(1.0)	(1.1)

Loss from continuing operations before income taxes	(243.4)	(23.3)	(73.9)
Benefit for income taxes	(45.0)	(8.0)	(5.7)

Loss from continuing operations	(198.4)	(15.3)	(68.2)
(Loss) income from discontinued operations, net of income taxes	(68.5)	(4.3)	1.2

Net loss	$(266.9)	$(19.6)	$(67.0)

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.	Page 13 of 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in millions)

	Successor		Predecessor
	Six Months Ended June 30, 2008	Three Months Ended June 30, 2007	Three Months Ended March 31, 2007
Cash flow from operating activities:
Net loss	$(266.9)	$(19.6)	$(67.0)
(Loss) income from discontinued operations	(68.5)	(4.3)	1.2

Loss from continuing operations	(198.4)	(15.3)	(68.2)
Adjustments to reconcile loss from continuing operations to net cash (used in) provided by operating activities:
Depreciation	33.5	19.5	19.1
Amortization of intangible assets	25.3	21.0	0.6
Amortization of deferred financing costs	23.8	13.2	0.6
Deferred income taxes	(45.2)	6.5	20.5
Loss on investments	95.7	—	—
Share-based compensation	2.9	1.4	36.5
Impairment losses	23.1	—	—
Other non-cash items	5.1	(3.0)	9.4
Changes in assets and liabilities:
Accounts receivable, net	33.0	(107.8)	62.6
Deferred advertising revenue	80.0	—	—
Program rights and prepayments	(27.9)	(3.2)	4.7
Prepaid expenses and other	—	(14.0)	(23.4)
Accounts payable and accrued liabilities	(18.2)	(14.0)	91.5
Income taxes payable	(5.3)	(15.6)	(30.0)
Accrued interest	(1.7)	136.2	(6.2)
Accrued license fees	(3.5)	0.3	1.5
Program rights obligations	0.1	3.0	(1.2)

Net cash provided by operating activities from continuing operations	22.3	28.2	118.0
Net cash (used in) provided by operating activities from discontinued operations	(5.4)	(5.2)	3.0

Net cash provided by operating activities	16.9	23.0	121.0

Cash flows from investing activities:
Acquisitions	(19.1)	—	—
Proceeds from sale of music business	12.5	—	—
Proceeds from sale of investments	10.4	19.6	—
Capital expenditures	(23.5)	(15.6)	(15.4)
Other, net	—	—	(0.3)

Net cash (used in) provided by investing activities from continuing operations	(19.7)	4.0	(15.7)
Net cash used in investing activities from discontinued operations	(0.2)	(0.2)	(0.6)

Net cash (used in) provided by investing activities	(19.9)	3.8	(16.3)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	950.0	—	80.0
Payment for share-based awards	—	(180.1)	—
Capital contribution from management	—	14.6	—
Repayment of current portion of long-term debt	(130.5)	(1.2)	(221.2)
Purchases of treasury shares	—	—	(2.6)
Proceeds from stock options exercised	—	—	16.8
Income tax benefit from share-based awards	—	—	3.8
Deferred financing costs	—	(0.8)	(0.1)
Merger related (payments) and receipts	—	(36.7)	235.4

Net cash provided by (used in) financing activities from continuing operations	819.5	(204.2)	112.1
Net cash provided by (used in) financing activities from discontinued operations	—	—	—

Net cash provided by (used in) financing activities	819.5	(204.2)	112.1

Net increase (decrease) in cash and cash equivalents	816.5	(177.4)	216.8
Cash and cash equivalents, beginning of period	226.2	320.3	103.5

Cash and cash equivalents, end of period	$1,042.7	$142.9	$320.3

Supplemental disclosure of cash flow information:
Interest paid	$384.2	$72.2	$22.3
Income taxes paid	$3.8	$4.5	$0.7